Exhibit 99.1

Orchard Supply Hardware Stores Corporation Reports First Quarter Fiscal 2012 Financial Results; Reiterates Store Opening Plans and Positive Comparable Store Sales Outlook for Fiscal 2012

San Jose, CA – Business Wire – June 12, 2012 – Orchard Supply Hardware Stores Corporation (Nasdaq:OSH), a neighborhood hardware and garden store focused on paint, repair and the backyard, today announced financial results for the first quarter of fiscal 2012 ended April 28, 2012.

First Quarter Fiscal 2012 Financial Results

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First quarter net sales were $155.0 million compared to $163.8 million in the prior year period. Comparable store sales(1) decreased 3.1%, reflecting softness in outdoor and seasonal merchandise during the period.

•	Net loss in the first quarter of fiscal 2012 was $4.5 million compared to net loss of $1.0 million in the first quarter of fiscal 2011.

•

First quarter Non-GAAP Adjusted EBITDA (see reconciliation of Non-GAAP Adjusted EBITDA to net loss, below) was $7.5 million compared to $11.2 million in fiscal 2011 and primarily reflects lower year-over-year gross margin, as well as costs associated with being a public company.

Mark Baker, President and Chief Executive Officer, stated, “Although first quarter sales were softer than we expected, we continue to anticipate that comparable stores sales will be positive for the full year. We are increasing our focus on marketing, promotions and customer communication initiatives designed to drive traffic and sales. Additionally, our team is continuing to execute on our turnaround initiatives, including new store openings, remodels and refurbishments to enhance the store portfolio and leverage Orchard’s strong local market presence and 80-year history.”

Balance Sheet and Cash Flow

As of April 28, 2012, inventories totaled $173.4 million compared to $178.6 million at April 30, 2011. Cash and cash equivalents at the end of the first quarter were $22.4 million. The Company generated $2.9 million of cash from operations during the first quarter of fiscal 2012. Additionally, the Company completed the sale of land and a sale-leaseback transaction during the first quarter of fiscal 2012, generating $6.6 million of net proceeds, $2.5 million of which were used to repay debt. As of quarter-end, total debt and capital lease obligations was $266.0 million.

Fiscal 2012 Store Opening Plans and Comparable Store Sales Expectations

The Company will have 53 weeks of operating results in fiscal 2012 and reiterated the following full-year guidance:

•	Positive comparable store sales on a 52-week basis

•	Plans to open up to three new stores and remodel up to six locations

Conference Call Information

The Company will host a conference call on Tuesday, June 12, 2012 at 2:00 p.m. pacific time/5:00 p.m. eastern time. Mark Baker, Chief Executive Officer and Chris Newman, Chief Financial Officer, will discuss first quarter fiscal 2012 financial results, as well as the Company’s outlook for fiscal 2012, followed by a Q&A session. To listen to the call, please dial (866) 713-8563 and provide passcode 13054477. A telephone replay will be available from June 12, 2012 at 4:00 p.m. pacific time/7:00 p.m. eastern time through June 19, 2012. To access the replay, please dial (888) 286-8010 and enter passcode 53343362. The call will also be broadcast live at http://ir.osh.com and will be archived on the web site for 90 days.

About Orchard

Orchard Supply Hardware Stores Corporation is a neighborhood hardware and garden store focused on paint, repair and the backyard. Founded as a purchasing cooperative in San Jose in 1931, today the stores average 44,000 square feet of enclosed retail space and 8,000 square feet of exterior nursery and garden space, carrying a broad assortment of merchandise for repair, maintenance and improvement needs for the home and backyard. As of April 28, 2012, the Company had 88 stores in California.

Safe Harbor Statement under the Private Securities Litigation Reform Act of 1995:

This press release (including information incorporated or deemed incorporated by reference herein) contains “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. Forward-looking statements are those involving future events and future results that are based on current expectations, estimates, forecasts, and projections as well as the current beliefs and assumptions of the Company’s management. Words such as “guidance”, “outlook”, “believes”, “expects”, “appears”, “may”, “will”, “should”, “intend”, “target”, “projects”, “estimates”, “plans”, “forecast”, “is likely to”, “anticipates”, or the negative thereof or comparable terminology, are intended to identify such forward looking statements. Any statement that is not a historical fact, and other estimates, projections, future trends and the outcome of events that have not yet occurred referenced in this press release, is a forward-looking statement. Forward-looking statements are only predictions and are subject to risks, uncertainties and assumptions that are difficult to predict. Therefore actual results may differ materially and adversely from those expressed in any forward-looking statements. Factors that might cause or contribute to such differences include, but are not limited to, factors discussed under the section entitled “Risk Factors” in the Company’s reports filed with the Securities and Exchange Commission. Many of such factors relate to events and circumstances that are beyond the Company’s control. You should not place undue reliance on forward-looking statements. The Company does not assume any obligation to update the information contained in this press release.

Footnote

(1) Comparable store sales are calculated using sales of stores open at least twelve months and exclude E-commerce. Additionally, and because of an agreement the Company entered into with Sears Holdings Corporation on October 26, 2011 whereby the Company now sells appliances on a consignment basis and receives commission income for sales of such appliances and related protection agreements, comparable store sales also exclude approximately $4.1 million of net sales of Sears branded appliances in the first quarter of fiscal 2011 and approximately $0.5 million of commission income in the first quarter of fiscal 2012.

ORCHARD SUPPLY HARDWARE STORES CORPORATION AND SUBSIDIARIES

CONSOLIDATED STATEMENTS OF OPERATIONS

(Unaudited, in thousands, except per share amounts)

	13 Weeks Ended
	April 28, 2012	April 30, 2011
Net sales	$155,004	$163,768

Cost of sales and expenses:
Cost of sales (excluding depreciation and amortization)	102,925	108,641
Gross Margin	52,079	55,127
Selling and administrative	45,860	43,999
Depreciation and amortization	7,839	7,163
Gain on sale of real property	(630)	—

Total cost of sales and expenses	155,994	159,803

Operating (loss) income	(990)	3,965
Interest expense, net	6,565	5,553

Loss before income taxes	(7,555)	(1,588)
Income tax benefit	3,046	598

Net loss	$(4,509)	$(990)

Loss per common share attributable to stockholders:
Basic and diluted loss per share	$(0.75)	$(0.16)
Basic and diluted weighted average common shares outstanding	6,011	6,013

ORCHARD SUPPLY HARDWARE STORES CORPORATION AND SUBSIDIARIES

CONSOLIDATED BALANCE SHEETS

(Unaudited, in thousands)

	April 28, 2012	January 28, 2012	April 30, 2011
ASSETS
CURRENT ASSETS:
Cash and cash equivalents	$22,354	$8,148	$11,532
Restricted cash	556	556	556
Merchandise inventories	173,446	157,671	178,637
Deferred income taxes	14,757	14,129	16,924
Prepaid expenses and other current assets	15,641	13,228	11,377

Total current assets	226,754	193,732	219,026
PROPERTY AND EQUIPMENT, NET	202,245	210,362	263,362
INTANGIBLE ASSETS	132,418	133,916	143,597
DEFERRED FINANCING COSTS AND OTHER LONG-TERM ASSETS	7,708	8,493	5,391

TOTAL	$569,125	$546,503	$631,376

LIABILITIES AND STOCKHOLDERS’ EQUITY
CURRENT LIABILITIES
Merchandise payables	$73,338	$54,410	$65,768
Accrued expenses and other liabilities	51,959	44,508	45,315
Current portion of long-term debt and capital lease obligations	9,526	8,269	8,492
Deposits from sale of real property	21,555	21,471	—

Total current liabilities	156,378	128,658	119,575
LONG-TERM DEBT AND CAPITAL LEASE OBLIGATIONS	256,487	254,152	329,605
OTHER LONG-TERM LIABILITIES	28,475	29,286	16,519
DEFERRED INCOME TAXES	45,792	48,108	68,489

Total liabilities	487,132	460,204	534,188

Total stockholders’ equity	81,993	86,299	97,188

TOTAL	$569,125	$546,503	$631,376

Non-GAAP Financial Measure

In addition to our net loss determined in accordance with GAAP, for purposes of evaluating operating performance, the Company uses an Adjusted Earnings Before Interest, Taxes, Depreciation and Amortization (“Adjusted EBITDA”), which is adjusted to exclude certain significant items as set forth below. Our management uses Adjusted EBITDA to evaluate the operating performance of our business for comparable periods. Adjusted EBITDA should not be used by investors or other third parties as the sole basis for formulating investment decisions as it excludes a number of important cash and non-cash recurring items. The Adjusted EBITDA should not be considered as a substitute for GAAP measurements. While Adjusted EBITDA is a non-GAAP measurement, management believes that it is an important indicator of operating performance because:

•	Adjusted EBITDA excludes the effects of financing and investing activities by eliminating the effects of interest, depreciation and amortization costs;

•	Management considers gain/loss on the sale of assets to result from investing decisions. Asset impairments and equity compensation expenses are excluded as they are non-cash charges; and

•	Other significant items, while periodically affecting our results, may vary significantly from period to period and have a disproportionate effect in a given period.

Reconciliation of Net Loss to Non-GAAP Adjusted EBITDA

(Unaudited, in thousands)

	13 Weeks Ended
	April 28, 2012	April 30, 2011
Net loss	$(4,509)	$(990)
Interest expense, net	6,565	5,553
Income tax benefit	(3,046)	(598)
Depreciation and amortization	7,839	7,163
Net loss on sale of real property and impairment of assets	197	85
Stock-based compensation	203	146
Other significant items	293	(193)

Adjusted EBITDA	$7,542	$11,166

Investor Relations Contact:

Christine Greany

The Blueshirt Group

858-523-1732

christine@blueshirtgroup.com